Exhibit 1.1

Execution Version

OCI RESOURCES LP

5,000,000 Common Units
Representing Limited Partner Interests

UNDERWRITING AGREEMENT

New York, New York
September 12, 2013

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN, SACHS & CO.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

OCI Resources LP, a limited partnership organized under the laws of Delaware (the “Partnership”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, 5,000,000 common units (the “Firm Units”), each representing a limited partner interest in the Partnership (the “Common Units”).  The Partnership also proposes to grant to the Underwriters an option to purchase up to 750,000 additional Common Units to cover over-allotments, if any (the “Option Units” and, together with the Firm Units, the “Units”).  Certain capitalized terms used herein are defined in Section 21 hereof.

It is understood and agreed to by all parties that the Partnership was formed by OCI Wyoming Holding Co., a Delaware corporation (“OCI Holding”), to hold, at the closing of the offering contemplated by this underwriting agreement (this “Agreement”), a 40.98% general partner interest and a 10.02% limited partner interest in OCI Wyoming, L.P., a Delaware limited partnership (the “Operating Company”), as described more particularly in the most recent Preliminary Prospectus.

It is further understood and agreed to by all parties that as of the date hereof:

(a)           OCI Enterprises Inc., a Delaware corporation (“Enterprises”), directly owns all of capital stock of OCI Chemical Corporation, a Delaware corporation (“OCI Chemical”);

(b)           OCI Chemical directly owns all of the capital stock of OCI Holding;

(c)           OCI Holding directly owns a 100% limited liability company interest in OCI Resource Partners LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”);

(d)           OCI Holding and the General Partner directly own a 98.0% limited partner interest and a 2.0% general partner interest, respectively, in the Partnership;

(e)           The Partnership directly owns a 40.98% general partner interest in the Operating Company;

(f)            OCI Wyoming Co., a Delaware corporation (“Wyoming Co.”), directly owns a 10.02% limited partner interest in the Operating Company;

(g)           On July 18, 2013, the Operating Company amended and restated its Amended and Restated Limited Partnership Agreement, as amended, into the Second Amended and Restated Agreement of Limited Partnership (the Second Amended and Restated Agreement of Limited Partnership is referred to herein as the “Operating Company LP Agreement”);

(h)           On July 18, 2013, OCI Chemical, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto entered into a Credit Agreement (the “OCI Chemical Credit Agreement”);

(i)            On July 18, 2013, the Partnership, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto entered into a Credit Agreement (the “Partnership Credit Agreement”); and

(j)            On July 18, 2013, the Operating Company, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto entered into a Credit Agreement (the “Operating Company Credit Agreement”).

Immediately prior to or on the Closing Date (as defined herein), the following transactions will occur:

(a)           Wyoming Co., OCI Holding, OCI Chemical, the General Partner and the Partnership will enter into a Contribution, Assignment and Assumption Agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Contribution Agreement” and, together with any related bills of sales, conveyances and similar transfer documents necessary to effectuate the intent of the Contribution Agreement, the “Contribution Documents”) pursuant to which (i) Wyoming Co. will contribute its 10.02% limited partner interest in the Operating Company to the Partnership in exchange for (a) a cash payment of approximately $65.5 million to be paid from the proceeds of the public offering of the Units contemplated hereby (the “Offering”), (b) the issuance to OCI Holding, the right to receive the issuance of additional common units described in clause (a) of the definition of “Deferred Issuance and Distribution” in the Partnership Agreement (as defined herein), (c) the issuance to OCI Chemical, on behalf of OCI Holding, the right to receive the distribution(s) of cash described in clause (b) of the definition of “Deferred Issuance and Distribution” in the Partnership Agreement and (d) the issuance to the General Partner, on behalf of OCI Holding, the right to receive the issuance of additional general partner units described in clause (c) of the definition of “Deferred Issuance and Distribution” in the Partnership Agreement, (ii) the Partnership will issue to the General Partner, in part representing a continuation of the General Partner’s 2.0% general partner interest in the Partnership (before giving effect to any exercise of the option to purchase Option Units pursuant to Section 2(b) hereof and the Deferred Issuance and Distribution, each as defined in the Partnership Agreement), and in part on behalf of OCI Holding, (a) 383,694 general partner units (the “General Partner Units”) and (b) the Incentive Distribution Rights (as defined in the Partnership Agreement) and (iii) the Partnership will redeem the initial interests of the General Partner and OCI Holding and will refund OCI Holding’s initial contribution of $1000.00, as well as any interest or other profit that may have resulted from the investment or other use of such initial capital contribution to OCI Holding;

(b)           The Partnership will issue to OCI Holding 4,025,500 Common Units and 9,775,500 subordinated units, representing limited partner interests in the Partnership (the “Subordinated Units” and, together with such Common Units, the “Sponsor Units”) representing an aggregate recapitalized 71.9% limited partner interest in the Partnership;

(c)           The Offering will be consummated;

(d)           The Partnership will use the net proceeds of the Offering, after deducting the underwriting discount, the structuring fee and offering expenses and the cash payment to Wyoming Co. described in subsection (a) above, to fund an approximate $18.0 million cash distribution to OCI Chemical;

(e)           The Partnership will amend and restate its agreement of limited partnership, substantially in the form filed as an exhibit to the Registration Statement (as so amended and restated, the “Partnership Agreement”);

(f)            The General Partner will amend and restate its limited liability company agreement, substantially in the form filed as an exhibit to the Registration Statement (as so amended and restated, the “GP LLC Agreement”); and

(g)           Enterprises, the General Partner and the Partnership will enter into an omnibus agreement, substantially in the form filed as an exhibit to the Registration Statement (the “Omnibus Agreement”).

The transactions contemplated in subsections (a) through (f) above (including the transactions to be consummated pursuant to the Contribution Documents) are collectively referred to herein as the “Transactions.”  The “Transaction Documents” shall mean the Contribution Documents and the Omnibus Agreement.  Enterprises and OCI Chemical are collectively referred to herein as the “Sponsor Entities” and, together with OCI Holding, Wyoming Co., the General Partner and the Partnership, the “OCI Parties.”  OCI Holding, Wyoming Co., the General Partner, the Partnership and the Operating Company are collectively referred to herein as the “Partnership Entities” and, together with the Sponsor Entities, the “OCI Entities.”  The “Organizational

Documents” shall mean (i) the certificates of formation, incorporation or limited partnership, as applicable, of each of the Partnership Entities, (ii) the Partnership Agreement, (iii) the GP LLC Agreement and (iv) the Operating Company LP Agreement.  The “Operative Agreements” shall mean the Organizational Documents and the Transaction Documents.

This is to confirm the agreement among the OCI Parties and the Underwriters concerning the purchase by the Underwriters of the Firm Units and of the Option Units, if any, from the Partnership by the Underwriters.

1.             Representations and Warranties.  Each of the OCI Parties, jointly and severally, represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           Registration.  The Partnership has prepared and filed with the Commission a registration statement (File Number 333-189838) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Units.  Such Registration Statement, including all amendments thereto filed prior to the Execution Time, has become effective.  The Partnership has filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to the Representatives.  The Partnership will file with the Commission a final prospectus in accordance with Rule 424(b).  As filed, such Prospectus shall contain all information required by the Act, and such Prospectus shall be in all substantive respects in the form furnished to the Representatives prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Partnership has advised the Representatives, prior to the Execution Time, will be included or made therein.

(b)           No Stop Order.  No stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued under the Act, and no proceeding for that purpose has been initiated or, to the knowledge of any of the OCI Parties, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued and no proceeding for that purpose has been initiated or, to the knowledge of any of the OCI Parties, threatened by the Commission.

(c)           No Material Misstatements or Omissions in Registration Statement or Prospectus.  On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date and on any date on which Option Units are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act; on the Effective Date and at the Execution Time, the Registration Statement did not and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the

Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the OCI Parties make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)           No Material Misstatements or Omissions in Disclosure Package.  The most recent Preliminary Prospectus, at the time of filing thereof, complied in all material respects with the requirements of the Act and did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except with respect to Rule 430A Information permitted to be omitted from such Preliminary Prospectus.  As of the Execution Time, (i) the Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the OCI Parties make no representations or warranties as to the information contained in or omitted from the Disclosure Package in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)           Projections.  Each of the statements made by the Partnership in the Registration Statement and the Disclosure Package and to be made in the Prospectus (and any supplements thereto) within the coverage of Rule 175(b) under the Act, including (but not limited to) any statements with respect to projected results of operations, estimated available cash and future cash distributions of the Partnership, and any statements made in support thereof or related thereto under the heading “Cash Distribution Policy and Restrictions on Distributions” or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith.  The OCI Parties are not aware of any facts with respect to the historical financial performance of OCI Holding, as the predecessor to the Partnership (together with OCI Holding’s consolidated subsidiaries (the “Predecessor”)), or the Partnership’s anticipated financial performance that would result in a significant variance from such statements.

(f)            Electronic Road Show.  The Partnership has made available a “bona fide electronic road show” (as defined in Rule 433(h)) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Units.

(g)           Eligible Issuer.  (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Partnership was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Partnership be considered an Ineligible Issuer.

(h)           Emerging Growth Company.  From the time of the initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Partnership engaged directly or through any Person authorized to act on its behalf in any Testing-the-Waters-Communication) through the Execution Time, the Partnership has been and is an “emerging growth company” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(i)            Testing-the-Waters Communications.  The Partnership (i) has not alone engaged in any Testing-the-Waters Communication and (ii) has not authorized anyone to engage in Testing-the-Waters Communications.

(j)            Issuer Free Writing Prospectuses.  Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, the Disclosure Package or the Prospectus; provided, however, that the OCI Parties make no representations or warranties as to the information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(k)           Formation and Qualification.  Each of the OCI Entities has been duly formed or incorporated and is validly existing as a limited partnership, limited liability company or corporation, as applicable, in good standing under the laws of its jurisdiction of organization with full power and authority to enter into and perform its obligations under the Transaction Documents to which it is a party, to own or lease, as the case may be, and to operate its properties currently owned or leased or to be owned or leased and conduct its business as currently conducted or to be conducted on the Closing Date and each settlement date, in each case, as described in the Registration Statement, the Disclosure Package and the Prospectus.  Each of the Partnership Entities is, and at the Closing Date and each settlement date will be, duly qualified to do business as a foreign corporation, limited partnership or limited liability company, as applicable, and is in good standing under the laws of each jurisdiction which requires, or at the Closing Date and each settlement date will require, such qualification, except where the failure to be so qualified would not reasonably be expected to have a material adverse effect on (i) the condition (financial or otherwise), prospects, earnings, business or properties of the Partnership Entities, taken as a whole, or (ii) the ability of the applicable OCI Entities to consummate the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents (in either case of clause (i) or (ii), a “Material Adverse

Effect”), or subject the limited partners of the Partnership to any material liability or disability.

(l)            Power and Authority of General Partner.  The General Partner has, and on the Closing Date and each settlement date will have, all requisite power and authority to act as general partner of the Partnership as described in the Registration Statement, the Disclosure Package and the Prospectus.

(m)          Ownership of OCI Chemical.  Enterprises owns all of the issued and outstanding capital stock of OCI Chemical; all of the capital stock of OCI Chemical has been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of OCI Chemical and is fully paid and nonassessable; and Enterprises owns such capital stock free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”).

(n)           Ownership of OCI Holding.  OCI Chemical owns all of the issued and outstanding capital stock of OCI Holding; all of the capital stock of OCI Holding has been duly authorized and validly issued in accordance with the Organizational Documents of OCI Holding and is fully paid and nonassessable; and OCI Chemical owns such capital stock free and clear of all Liens, except as described in the Registration Statement, the Disclosure Package and the Prospectus.

(o)           Ownership of the General Partner.  OCI Holding owns, and on the Closing Date and each settlement date, after giving effect to the Transactions, will own, all of the issued and outstanding limited liability company interests of the General Partner; the limited liability company interests of the General Partner have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and OCI Holding owns such limited liability company interests free and clear of all Liens except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(p)           Ownership of General Partner Interest.  The General Partner is, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership, such interest being represented by the General Partner Units; such General Partner Units have been, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the Partnership Agreement; and the General Partner owns such General Partner Units free and clear of all Liens except for (i) restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) Liens created or arising under the Partnership Credit Agreement.

(q)           Ownership of the Sponsor Units and Incentive Distribution Rights.  Assuming no purchase by the Underwriters of any Option Units, on the Closing Date and each settlement date, after giving effect to the Transactions, OCI Holding will own the Sponsor Units and the General Partner will own 100% of the Incentive Distribution Rights; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby will be duly authorized and validly issued in accordance with the Partnership Agreement, and will be fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and OCI Holding will own the Sponsor Units, and the General Partner will own the Incentive Distribution Rights, in each case free and clear of all Liens except for restrictions on transferability contained in the Partnership Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

(r)            Ownership of the Operating Company.  On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership will own, a 40.98% general partner interest and a 10.02% limited partner interest in the Operating Company; such general partner interest and limited partner interest have been, and on the Closing Date and each settlement date, after giving effect to the Transactions, will be, duly authorized and validly issued in accordance with the Operating Company LP Agreement, and are fully paid (to the extent required by the Operating Company LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act)); and OCI Holding owns, and on the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership will own such general partner interest and limited partner interest, in each case free and clear of all Liens except for (i) restrictions on transferability contained in the Operating Company LP Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) Liens created or arising under the Partnership Credit Agreement.

(s)            Valid Issuance of the Units.  The Units and the limited partner interests represented thereby to be purchased by the Underwriters from the Partnership have been duly authorized and, when issued and delivered against payment of the consideration set forth herein on the Closing Date and each settlement date, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

(t)            Capitalization.  After giving effect to the Transactions and the offering of the Units as contemplated by this Agreement (including the issuance of all of the Option Units), the issued and outstanding partnership interests of the Partnership will consist of 9,775,500 Common Units, 9,775,500 Subordinated Units, 399,000 General Partner Units and the Incentive Distribution Rights, and other than the Sponsor Units and the Incentive Distribution Rights, the Units will be the only limited partner interests in the Partnership issued and outstanding.

(u)           No Other Subsidiaries.  Other than (i) the General Partner’s ownership of the 2.0% general partner interest in the Partnership and (ii) on the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership’s ownership of a 40.98% general partner interest and a 10.02% limited partner interest in the Operating Company, none of the Partnership Entities own or will own, on the Closing Date and each settlement date, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(v)           No Preemptive Rights, Registration Rights or Options.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of the Partnership Entities.  Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership Entities.

(w)          Authority and Authorization.  Each of the OCI Parties has all requisite power and authority to execute and deliver this Agreement and perform its respective obligations hereunder.  The Partnership has all requisite partnership power and authority to issue, sell and deliver (i) the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement, the Disclosure Package and the Prospectus and (ii) the Sponsor Units, General Partner Units and Incentive Distribution Rights, in accordance with and upon the terms and conditions set forth in the Partnership Agreement and the Contribution Agreement.  On the Closing Date and each settlement date, all corporate, limited partnership and limited liability company action, as the case may be, required to be taken by the OCI Entities or any of their members, partners or stockholders for the authorization, issuance, sale and delivery of the Units, the Sponsor Units, the General Partner Units and the Incentive Distribution Rights, the execution and delivery (on or before the Closing Date) by the OCI Entities of the Operative Agreements to which they are a party and the consummation of the transactions (including the Transactions) contemplated by this Agreement and the Transaction Documents, shall have been validly taken.

(x)           Authorization of This Agreement.  This Agreement has been duly authorized, executed and delivered by each of the OCI Parties.

(y)           Enforceability of Operative Agreements.  At or before the Closing Date and on each settlement date, each of the Operative Agreements will have been duly authorized, executed and delivered by the OCI Entities party thereto and, assuming due authorization by the other parties thereto (other than an OCI Entity), will constitute a valid and legally binding agreement of such OCI Entities, enforceable against such parties in accordance with its terms; provided, that, with respect to each Operative Agreement, the enforceability thereof may be limited by rights to indemnity or contribution and bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(z)           No Conflicts.  None of (i) the offering, issuance or sale by the Partnership of the Units, (ii) the execution, delivery and performance of this Agreement or the Operative Agreements by the OCI Entities that are parties hereto or thereto, as the case may be, (iii) the consummation of the Transactions and any other transactions contemplated by this Agreement or the Transaction Documents or (iv) the application of the proceeds as described under the caption “Use of Proceeds” in the Registration Statement, the Disclosure Package and the Prospectus (A) conflicts or will conflict with, or constitutes or will constitute a violation of, the Organizational Documents or other constituent document of any of the OCI Entities, (B) conflicts or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the OCI Entities is a party or by which any of them or any of their respective properties may be bound, or (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the OCI Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Partnership Credit Agreement), except, with respect to clauses (B), (C) and (D), where such conflicts, breaches, violations, defaults or Liens would not, individually or in the aggregate, have a Material Adverse Effect.

(aa)         No Consents.  No permit, consent, approval, authorization, order, registration, filing or qualification (“Consent”) of or with any court or governmental agency or body having jurisdiction over any of the OCI Entities or any of their properties or assets is required in connection with the execution, delivery and performance of this Agreement by the OCI Parties, the execution, delivery and performance of the Operative Agreements by the OCI Entities that are parties thereto or the consummation of the Transactions or any other transactions contemplated by this Agreement or the Transaction Documents other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith) and Consents required under the Exchange Act, (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters and (iii) any necessary qualification under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

(bb)         No Defaults.  None of the OCI Entities is in violation, breach or default (or, with the giving of notice or lapse of time, would be in violation, breach or default) of (i) with respect to any of the Partnership Entities, any provision of its Organizational Documents, and with respect to any of the Sponsor Entities, any provision of its  constituent documents, (ii) the terms of any indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the OCI Entities is a party or by which any of them or any of their respective properties may be bound, or (iii) any statute, law, rule or regulation or any order, judgment, decree or injunction of any court or governmental agency or body having jurisdiction over any of the OCI

Entities or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), where such violations, breaches or defaults, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(cc)         Conformity of Units to Description.  The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, and the Sponsor Units, the General Partner Units and the Incentive Distribution Rights, when issued and delivered in accordance with the terms of the Partnership Agreement and the Contribution Agreement, will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus.

(dd)         No Labor Dispute.  No labor dispute with the employees of any of the Partnership Entities exists or, to the knowledge of any of the OCI Parties, is threatened, that would reasonably be expected to have a Material Adverse Effect.

(ee)         Financial Statements.  The consolidated historical financial statements and schedules of the Predecessor included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Predecessor as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary consolidated historical and pro forma financial and operating information set forth in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus under the caption “Summary—Summary Historical and Pro Forma Financial and Operating Data” and the selected historical and pro forma financial and operating information set forth under the caption “Selected Historical and Pro Forma Financial and Operating Data” in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus is accurately presented in all material respects and prepared on a basis consistent with the historical financial statements and pro forma financial statements, as applicable, from which it has been derived, except as otherwise noted therein.  The other financial information of the Predecessor and any Partnership Entities, including non-GAAP financial measures, if any, contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus has been derived from the accounting records of the Predecessor or the Partnership Entities, as applicable, and fairly presents in all material respects the information purported to be shown thereby.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus that are not so included as required; neither the Predecessor nor any of the Partnership Entities has any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the most recent Preliminary Prospectus and the Prospectus. All disclosures contained in the Registration Statement, the most recent Preliminary Prospectus, the Prospectus and each Permitted Free Writing Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G and Item 10 of Regulation S-K under the Act, to the extent applicable.

(ff)          Pro Forma Financial Statements.  The pro forma financial statements and the pro forma information set forth under the caption “Cash Distribution Policy and Restrictions on Distributions—Unaudited Pro Forma Cash Available for Distribution for the Year Ended December 31, 2012” included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus include assumptions underlying such pro forma financial statements and information that are reasonable, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect an appropriate application of those adjustments to the historical financial statement amounts in the pro forma financial statements and information included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.  The pro forma financial statements included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus have been prepared in accordance with the applicable accounting requirements of the Act and the Exchange Act.

(gg)         Independent Registered Public Accounting Firm.  Deloitte & Touche LLP, who has certified certain financial statements of the Predecessor and its consolidated subsidiaries (including the related notes thereto) and of the Partnership, in each case included in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, is and was during the periods covered by such financial statements an independent registered public accounting firm with respect to the Predecessor and the Partnership within the meaning of the Act and the Public Company Accounting Oversight Board.

(hh)         Reserve Information; Independent Reserve Engineer. The proven and probable reserve estimates of the Operating Company contained in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus, and reflected in the letter referred to in Section 6(f) hereof, are derived from the “Trona Mineral Reserve Estimate—Big Island Mine” report, dated May 8, 2013, prepared by Hollberg Professional Group, PC (“HPG”).  Such letter and its contents were prepared in accordance with the applicable requirements of the Act and the Exchange Act, including Industry Guide 7 of the Commission.  The information furnished by the Operating Company to HPG for purposes of preparing its report, including, without limitation, production, costs of operation and development, current prices for production, agreements relating to current and future operations and sales of production, was true, correct and complete in all material respects on the date supplied and was prepared in accordance with customary industry practices. HPG is and was during the periods indicated with respect to the proven and probable reserve estimates in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus an independent mining engineer with respect to the Operating Company and the Partnership.

(ii)           Litigation.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no action, suit, proceeding or inquiry by or before any court or governmental or other regulatory or administrative agency, authority or body or any arbitrator involving any of the OCI Entities or their property is pending or, to the knowledge of any of the OCI Parties, threatened or contemplated, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(jj)           Title to Properties.  Following consummation of the Transactions and on the Closing Date and each settlement date, except as described in the Registration Statement, the Disclosure Package and the Prospectus and except to the extent that failure of the following to be true, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect:

(i)            the Partnership Entities will have (A) good and indefeasible title to all real property owned by them that is material to the conduct of their respective businesses and (B) good title to all personal property owned by them, in each of cases (A) and (B) as such properties are described in the Registration Statement, the Disclosure Package and the Prospectus, free and clear of all Liens, except as are created or arise under the Partnership Credit Agreement;

(ii)           all land, buildings and other improvements, and all equipment and other personal property, to be held under lease or sublease by any of the Partnership Entities, will be held by them under valid and subsisting leases or subleases, as the case may be, with such exceptions as do not materially interfere with the use made or proposed to be made of such property, buildings or other improvements by the Partnership Entities, as such uses are described in the Registration Statement, the Disclosure Package and the Prospectus; and none of the OCI Parties has any notice of any claim that has been asserted by any person or entity adverse to the rights of the Partnership Entities under any of the leases or subleases mentioned above or affecting or questioning the rights of the Partnership Entities to the continued possession and use of the leased or subleased premises under any such lease or sublease.

(kk)         Rights of Way.  On the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses (collectively, “rights-of-way”) from any person or entity as are necessary to conduct the business of such Partnership Entity in the manner described in the Registration Statement, the Disclosure Package and the Prospectus, except for such rights-of-way the failure of which to obtain, would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ll)           Possession of Licenses and Governmental Permits.  On the Closing Date and each settlement date, after giving effect to the Transactions, each of the Partnership Entities will possess, such permits, licenses, patents, certificates, approvals, consents and other authorizations issued by all applicable federal, state, local or foreign governmental or regulatory authorities, agencies or bodies (collectively, “Governmental Licenses”) necessary to conduct its business in the manner described in the Registration Statement, the Disclosure Package and the Prospectus except for such Governmental Licenses, the failure of which to obtain or retain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Partnership Entities are and will be in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; the Governmental Licenses are and will be valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the knowledge of the OCI Parties, none of the Partnership Entities has received any notice of proceedings relating to the revocation or modification of any Governmental Licenses that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(mm)      Tax Returns.  Each of the Partnership Entities has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, other than certain state and local tax returns as to which the failure to file would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and has timely paid all taxes shown to be due pursuant to such returns other than (i) those currently being contested in good faith for which adequate reserves have been established or (ii) those which, if not paid, would not reasonably be expected to have a Material Adverse Effect.

(nn)         Insurance.  On the Closing Date and each settlement date, after giving effect to the Transactions, the Partnership Entities will be insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Partnership Entities or their respective businesses, assets, employees, officers and directors will be in full force and effect; and the Partnership Entities will be in compliance with the terms of such policies and instruments in all material respects.

(oo)         Distribution Restrictions.  On the Closing Date and each settlement date, after giving effect to the Transactions, no Partnership Entity will be prohibited, directly or indirectly, from making any distribution with respect to its equity interests, from repaying any loans or advances to any other Partnership Entity or from transferring any of its property or assets to any other Partnership Entity, except as described in or contemplated by the Registration Statement, the Disclosure Package and the Prospectus.

(pp)         Environmental Compliance.  Each of the Partnership Entities (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the prevention of pollution or the protection of the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as hereinafter defined) (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as they are currently being conducted, (iii) has not received written or oral notice of any actual or potential liability for violations of Environmental Law, releases of Hazardous Materials or exposure of any person to Hazardous Materials and (iv) is not a party to or affected by any pending or, to the knowledge of any of the OCI Parties, threatened action, suit or proceeding relating to any alleged violation of any Environmental Law or any actual or alleged release or threatened release or cleanup at any location of any Hazardous Materials, except where such noncompliance or deviation from that described in (i)-(iv) above would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Materials” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under any applicable Environmental Law. None of the Partnership Entities has received written notice that it is a “potentially responsible party” under CERCLA or any other Environmental Laws relating to the remediation of Hazardous Materials, including, but not limited to, with respect to any of the properties being contributed to the Partnership Entities pursuant to the Transactions, where the liability of such Partnership Entity would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq)         Effect of Environmental Laws.  In the ordinary course of its business, each Partnership Entity periodically reviews the effect of Environmental Laws on the business, operations and properties of the Partnership Entities, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures reasonably likely to be required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, each Partnership Entity has concluded that such associated costs and liabilities would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(rr)           Intellectual Property.  The Partnership Entities own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of each of their respective businesses as now conducted or as proposed in the Registration Statement, the Disclosure Package and the Prospectus to be conducted except to the extent that the failure to own, possess, license or have other rights in such Intellectual Property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ss)          Certain Relationships and Related Transactions.  There are no relationships or related party transactions involving any OCI Entity, on the one hand, and the directors, officers, stockholders, affiliates, customers or suppliers of any OCI Entity, on the other hand, that is required to be described in the Registration Statement, the Disclosure Package or the Prospectus that have not been described as required.

(tt)           ERISA.  On the Closing Date and the settlement date, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) no “reportable event” (as defined in Section 4043(c) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) will have occurred with respect to any “pension plan” (as defined in Section 3(2) of ERISA) sponsored or otherwise contributed to by any OCI Entities or any other entity which, together with the OCI Entities, would be treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”), excluding any reportable event for which the otherwise applicable notice requirements have been or are waived; (ii) no OCI Entity will have incurred, nor does any such entity expect in the immediately foreseeable future to incur, liability under (a) Sections 4062, 4063 or 4064 of ERISA or (b) Title IV of ERISA with respect to a withdrawal from any multiemployer plan within the meaning of Section 3(37) of ERISA; and (iii) each “pension plan” sponsored or otherwise contributed to by any OCI Entity that is intended to be qualified under Section 401(a) of the Code, will be the subject of (a) a favorable determination or opinion letter from the Internal Revenue Service to the effect that it is so qualified and, to the knowledge of any of the OCI Parties, nothing will have occurred that would reasonably be expected to cause the loss of such qualification or (b) a timely filed application to the Internal Revenue Service for such a letter.

(uu)         No Changes.  Since the date of the latest audited financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, none of the Partnership Entities has sustained any loss or interference with respect to its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Disclosure Package and the Prospectus and other than as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving, individually or in the aggregate, a prospective material adverse change, in or affecting the condition (financial or otherwise), management, earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement to such Prospectus) or (ii) any dividend or distribution of any kind declared, paid or made by any Partnership Entity, in each case other than as described in the Registration Statement, the Disclosure Package and the Prospectus.

(vv)         Sufficiency of Contribution Documents.  The Contribution Documents will be legally sufficient to transfer or convey to the Partnership Entities satisfactory title to, or valid rights to use or manage, all properties not already held by them that are, individually or in the aggregate, required to enable the Partnership Entities to conduct their operations in all material respects as contemplated by the Registration Statement, the Disclosure Package and the Prospectus. Upon execution and delivery of the

Contribution Documents, the Partnership Entities will succeed in all material respects to the business, assets, properties, liabilities and operations reflected by the pro forma financial statements of the Partnership.

(ww)       Description of Contracts; Filing of Exhibits.  The statements in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus under the captions “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Distributions to Our Partners,” “Business—Environmental Matters,” “Business—Mining and Workplace Safety,” “Management,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Contractual Duties,” “Description of the Common Units,” “The Partnership Agreement,” “Material U.S. Federal Income Tax Consequences” and “Investment in OCI Resources LP by Employee Benefit Plans and IRAs,” in each case to the extent that such statements constitute matters of law, summaries of legal matters, summaries of provisions of the Operative Agreements or any other instruments or agreements, summaries of legal proceedings, or legal conclusions, are accurate in all material respects; all descriptions in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus of any terms of (i) all instruments, agreements and documents filed as exhibits to the Registration Statement pursuant to Item 601(b)(10) of Regulation S-K under the Act and (ii) any other indenture, contract, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the OCI Entities is a party, are accurate in all material respects.  There is no franchise, contract or other document of a character required to be filed as an exhibit to the Registration Statement, that is not described or filed as required.

(xx)         Sarbanes-Oxley Act of 2002.  At the Effective Date, the Partnership and, to the knowledge of any of the OCI Parties, the officers and directors of the General Partner, in their capacities as such were, and on the Closing Date, will be, in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the applicable rules and regulations of the Commission and the New York Stock Exchange (the “NYSE”) promulgated thereunder.

(yy)         Investment Company.  None of the Partnership Entities is now, and immediately following the sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Use of Proceeds,” none will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(zz)         Internal Controls.  OCI Holding and the Partnership maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  The internal accounting controls of OCI Holding and the Partnership are effective and none of the OCI Parties is aware of any material weakness in the internal accounting controls of OCI Holding or the Partnership.

(aaa)      Disclosure Controls and Procedures.  The Partnership has established and maintains “disclosure controls and procedures” (as is defined in Rule 13a-15(e) under the Exchange Act); and (i) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the General Partner, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (ii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established to the extent required by Rule 13a-15 of the Exchange Act.

(bbb)      Market Stabilization.  None of the OCI Entities has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(ccc)       Foreign Corrupt Practices Act.  No Partnership Entity nor, to the knowledge of any of the OCI Parties, any director, officer, agent, employee or affiliate of any Partnership Entity, has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  The Partnership Entities and, to the knowledge of any of the OCI Parties, their affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(ddd)      Money Laundering Laws.  The operations of each of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, and the rules and regulations and published guidelines thereunder, but in each case only insofar as the Partnership Entities are required to comply with such laws, rules or regulations (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the actual knowledge of any of the OCI Parties, threatened.

(eee)       Office of Foreign Assets Control.  No Partnership Entity nor, to the knowledge of any of the OCI Parties, any director, officer, employee or affiliate of any Partnership Entity, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership Entities will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to, or located in any country or territory that is subject to, any U.S. sanctions administered by OFAC.

(fff)        Lending Relationship.  Except as described in the Registration Statement, the Disclosure Package and the Prospectus, no OCI Entity (i) has any material lending or other relationship with any bank or lending affiliate of any of the Underwriters and (ii) intends to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any affiliate of the Underwriters.

(ggg)       Private Placement.  The issuance of the Sponsor Units to OCI Holding, the General Partner Units to the General Partner and the Incentive Distribution Rights to the General Partner are exempt from the registration requirements of the Act, the rules and regulations and the securities laws of any state having jurisdiction with respect thereto, and none of the OCI Entities has taken or will take any action that would cause the loss of such exemption.

(hhh)      Statistical and Market-Related Data.  All statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the OCI Parties believe to be reliable and accurate, and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(iii)          No Distribution of Other Offering Materials.  None of the OCI Entities has distributed and, prior to the later to occur of the Closing Date or any settlement date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than the most recent  Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with this Agreement, and any other materials permitted by the Act, including Rule 134.

(jjj)         FINRA.  To the knowledge of any of the OCI Parties, there are no affiliations or associations between any member of FINRA and any of the Partnership Entities, any of the officers or directors of a Partnership Entity or the holders of 5% or greater of the Common Units, except as described in the Registration Statement, the most recent Preliminary Prospectus and the Prospectus.

(kkk)      Significant Subsidiaries.  The Operating Company is the only significant subsidiary of the Partnership as defined by Rule 1-02 of Regulation S-X.

(lll)          No Debt Securities.  The Partnership has no debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act).

Any certificate signed by any officer of any of the OCI Parties and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Units shall be deemed a joint and several representation and warranty by each of the OCI Parties, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.

(a)           Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Partnership agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Partnership, at a purchase price of $17.86 per unit, the amount of the Firm Units set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations, warranties and covenants herein set forth, the Partnership hereby grants an option to the several Underwriters, severally and not jointly, to purchase up to 750,000 Option Units at the same purchase price per unit as the Underwriters shall pay for the Firm Units, less an amount per Option Unit equal to any distributions declared by the Partnership and payable on the Firm Units but not payable on the Option Units.  Said option may be exercised only to cover over-allotments in the sale of the Firm Units by the Underwriters.  Said option may be exercised in whole or from time to time in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Partnership setting forth the number of Option Units as to which the several Underwriters are exercising the option and the settlement date, which settlement date shall not be later than seven full Business Days after the exercise of said option, nor in any event prior to the Closing Date.  The number of Option Units to be purchased by each Underwriter shall be the same percentage of the total number of Option Units to be purchased by the several Underwriters as such Underwriter is purchasing of the Firm Units, subject to such adjustments as the Representatives in their absolute discretion shall make to eliminate any fractional Units.

3.             Delivery and Payment.  Delivery of and payment for the Firm Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 a.m., New York City time, on September 18, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the “Closing Date”).  Delivery of the Units shall be made to Citigroup Global Markets Inc. for the respective accounts of the several Underwriters against payment by the several Underwriters through Citigroup Global Markets Inc. of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Partnership will deliver the Option Units (at the expense of the Partnership) to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Partnership by wire transfer payable in same-day funds to an account specified by the Partnership.  If settlement for the Option Units occurs after the Closing Date, the Partnership will deliver to the Representatives on such settlement date, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters, in forms reasonably satisfactory to the Representatives, delivered on the Closing Date pursuant to Section 6 hereof.  Delivery of the Firm Units and the Option Units shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

4.   Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Units for sale to the public at the price as set forth in the Prospectus.

5.    Agreements.  Each of the OCI Parties, jointly and severally, agrees with the several Underwriters that:

(a)           Preparation of Prospectus and Registration Statement.  Prior to the termination of the offering of the Units, the Partnership will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to any preliminary prospectus (including any prospectus included in the Registration Statement at the time it became effective) or to the Prospectus and will furnish the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object.  The Partnership will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide, upon request, evidence satisfactory to the Representatives of such timely filing.  The Partnership will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Partnership will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection.

(b)           Amendment or Supplement of Disclosure Package and Issuer Free Writing Prospectuses.  If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which (i) the Disclosure Package or any Issuer Free Writing Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) any Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus, the Partnership will (A) notify promptly the Representatives so that any use of the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, may cease until it is amended or supplemented; (B) amend or supplement the Disclosure Package or the Issuer Free Writing Prospectus, as the case may be, to correct such statement, omission or conflict; and (C) supply any amendment or supplement to the Representatives in such quantities as they may reasonably request.

(c)           Amendment of Registration Statement or Supplement of Prospectus.  If, at any time when a prospectus relating to the Units is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act, the Partnership promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of Section 5(a), an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to the Representatives in such quantities as they may reasonably request.

(d)           Reports to Unitholders.  The Partnership will timely file such reports pursuant to the Exchange Act as are necessary to make generally available to its unitholders as soon as practicable an earnings statement or statements of the Partnership and its subsidiaries for purposes of the last paragraph of Section 11(a) of the Act and Rule 158 under the Act.

(e)           Signed Copies of the Registration Statement and Copies of the Prospectus.  The Partnership will furnish (or otherwise make available) to the Representatives and counsel for the Underwriters, upon request and without charge, up to two signed copies of the Registration Statement (including exhibits thereto) per Representative and counsel and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the most recent Preliminary Prospectus, the

Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriters may reasonably request.  The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(f)            Qualification of Units.  The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided, that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, or to subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject.

(g)           Lock-Up Period.  The OCI Parties will not, without the prior written consent of each of Citigroup Global Markets Inc. and Goldman, Sachs & Co., offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (or enter into any swap or other transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the OCI Parties or any officer or director of the OCI Parties), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Units or any securities convertible into, or exercisable or exchangeable for, Common Units; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement (the “Lock-Up Period”). The restrictions contained in the preceding sentence shall not apply to (a) the Units to be sold hereunder, (b) the issuance by the Partnership of Common Units and other securities pursuant to the Contribution Agreement as described in the Registration Statement, the Disclosure Package and the Prospectus or (c) the issuance by the Partnership of equity awards pursuant to the long-term incentive plan of the General Partner, and the Partnership may file a registration statement on Form S-8 relating to such plan.  Notwithstanding the foregoing, if (i) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs, or (ii) prior to the expiration of the Lock-Up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event unless each of Citigroup Global Markets Inc. and Goldman, Sachs & Co. waives, in writing, such extension.  The Partnership will provide the Representatives and any co-managers and each individual subject to the Lock-Up Period pursuant to the lock-up letters described in Section 6(j) with prior notice of any such announcement or occurrence that gives rise to an extension of the Lock-Up Period.

(h)           Price Manipulation.  The OCI Parties will not, and will cause the OCI Entities to not, take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Units.

(i)            Expenses.  The Partnership agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel to the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and up to $25,000 in legal fees of counsel to the Underwriters relating to such FINRA matters); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; provided, however, that the Underwriters will pay for 100% of their hotel and ground transportation costs, and 50% of the costs and expenses of any chartered flights, in connection with such presentations; (ix) the fees and expenses of the accountants of OCI Holding and the Partnership and the fees and expenses of counsel (including local and special counsel) for OCI Holding and the Partnership; and (x) all other costs and expenses incident to the performance by the OCI Parties of their obligations hereunder. Except as provided in this Section 5(i) and Section 7, the Underwriters shall pay their own expenses, including the fees and disbursements of their counsel, transfer taxes on any resale of the Units by any Underwriter, any advertising expenses connected with any offers they may make and the transportation and other expenses incurred by the Underwriters on their own behalf in connection with presentations to prospective purchasers of the Units.

(j)            Free Writing Prospectuses.  Each of the OCI Parties agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the OCI Parties that, unless it has or shall have obtained, as the case may be, the prior written consent of the OCI Parties, it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the OCI Parties is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the OCI Parties agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)           Use of Proceeds.  The Partnership will use the net proceeds received by it from the sale of the Units in the manner specified in the Registration Statement, the Disclosure Package and the Prospectus under “Use of Proceeds.”

(l)            NYSE Listing.  The Partnership will use its reasonable best efforts to effect and maintain the listing of the Common Units on the NYSE.

(m)          Emerging Growth Company.  The Partnership will notify promptly the Representatives if the Partnership ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Units within the meaning of the Act and (ii) completion of the Lock-Up Period.

(n)           Written Testing-the-Waters Communications.  The OCI Parties shall not, and shall cause the OCI Entities not to, engage in any Testing-the-Waters Communications.  If it is determined that a Written Testing-the-Waters Communication has occurred and at any time following the distribution of any such Written Testing-the-Waters Communication, any event occurs as a result of which such Written Testing-the-Waters Communication would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Partnership will (i) notify promptly the Representatives so that the use of the Written Testing-the-Waters Communication may cease until it is amended or supplemented; (ii) amend or supplement the Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission, at its own expense; and (iii) supply any amendment or supplement to the Representatives in such quantities as may reasonably be requested.

6.    Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Firm Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the OCI Parties contained herein as of the Execution Time, the Closing Date and any settlement date, to the accuracy of the statements of the OCI Parties made in any certificates pursuant to the provisions hereof, to the performance by the OCI Parties of their obligations hereunder and to the following additional conditions:

(a)           Filing of Prospectus; No Stop Order.  The Prospectus and any supplement thereto have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.  If the Partnership has selected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement.

(b)           OCI Parties’ Counsel Opinion.  The Partnership shall have requested and caused each of (i) Dechert LLP, counsel to the OCI Parties and (ii) Holland & Hart LLP, special Wyoming counsel to the OCI Parties, to have furnished to the Representatives its legal opinion, dated the Closing Date and any settlement date, and addressed to the Representatives, in form and substance reasonably satisfactory to the Representatives, substantially in the forms set forth on Exhibit B and Exhibit C, respectively.

(c)           Underwriters’ Counsel Opinion.  The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated the Closing Date and any settlement date, and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)           Officers’ Certificate.  The Partnership and the General Partner shall each have furnished to the Representatives a certificate of the President, the Chief Executive Officer or an Executive Vice President of such party (or persons holding similar positions, as applicable) and of the Chief Financial Officer or Chief Accounting Officer of such party (or persons holding similar positions, as applicable), dated the Closing Date and any settlement date, to the effect that the signers of each such certificate have carefully examined the Registration Statement, the Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus and any amendment or supplement thereto, as well as each electronic roadshow used in connection with the offering of the Units, and this Agreement and that:

(i)            the representations and warranties of the OCI Parties in this Agreement are true and correct on and as of the Closing Date and any settlement date, with the same effect as if made on the Closing Date and any settlement date, and each OCI Party has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied on or prior to such Closing Date or settlement date, as applicable;

(ii)           no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the knowledge of any of the OCI Parties, threatened; and

(iii)          since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as described in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(e)           Accounting Comfort Letter.  The Representatives shall have received from Deloitte & Touche LLP an initial customary comfort letter dated the date of this Agreement and addressed to the Underwriters through the Representatives (with executed copies for each of the Representatives), containing statements and information, as of a date not more than three Business Days prior to the date of this Agreement, of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus, and any amendments or supplements thereto, and the Representatives shall have received customary comfort letters dated the Closing Date or any settlement date, to the effect that such firm reaffirms the statements made in the letter furnished on the date of this Agreement, except that the specified date referred to shall be a date not more than three Business Days prior to the Closing Date or such settlement date.  References to the Prospectus in this Section 6(e) include any supplement thereto at the date of the respective letter.

(f)            Reserve Comfort Letter.  The Representatives shall have received from HPG an initial letter dated the date hereof and subsequent letters dated the Closing Date and any settlement date, and addressed to the Underwriters through the Representatives (with executed copies for each of the Representatives), in each case in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in reserve engineers’ “comfort letters” to underwriters with respect to the estimates of proven and probable reserves of the Operating Company included in the Registration Statement, the Disclosure Package and the Prospectus.

(g)           No Material Change.  Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change specified in the letter or letters referred to in Section 6(e) or Section 6(f) or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Partnership Entities taken as a whole, whether or not arising from transactions in the ordinary course of business, except as described in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration

Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(h)           NYSE Listing.  The Units shall have been approved for listing and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Representatives.

(i)            Lock-Up Agreements.  At the Execution Time, the Partnership shall have furnished to the Representatives a lock-up agreement in the form attached as Exhibit A from each of the parties listed on Schedule III hereto and addressed to the Representatives.

(j)            Consummation of Transactions.  The OCI Parties shall have furnished to the Representatives evidence reasonably satisfactory to the Representatives that each of the Transactions shall have occurred or will occur as of the Closing Date, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus without material modification, change or waiver, except for such material modifications, changes or waivers as have been specifically identified to the Representatives and which, in the judgment of the Representatives, do not make it impracticable or inadvisable to proceed with the offering and delivery of the Units on the Closing Date on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus.

(k)           Other Certificates.  The Representatives shall have received from the OCI Parties such additional documents and certificates as the Representatives or counsel for the Underwriters may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the OCI Parties to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the OCI Parties will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all expenses (including reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

8.             Indemnification and Contribution.

(a)           The OCI Parties jointly and severally agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter, and each affiliate of any Underwriter who has participated or is alleged to have participated in the distribution of the Units as underwriters, and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in any Preliminary Prospectus, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made (with respect to any Preliminary Prospectus, the Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus), not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the OCI Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriters consists of the information described in Section 8(b).  This indemnity agreement will be in addition to any liability which the OCI Parties may otherwise have.

(b)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the OCI Parties, each of the directors and officers of the General Partner who sign the Registration Statement, and each person who controls the OCI Parties within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the OCI Parties to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The OCI Parties acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Units and (ii) under the heading “Underwriting,” the ninth, tenth, fourteenth, fifteenth and sixteenth paragraphs, in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under Section 8(a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section(a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ one separate counsel (in addition to local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel (but in no event shall the indemnifying party bear the reasonable fees, costs and expenses of more than one such separate counsel) if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding in a form reasonably acceptable to the indemnifying party and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.  The indemnified parties shall not, without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution is sought hereunder.  Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the OCI Parties and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the OCI Parties and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the OCI Parties on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the OCI Parties and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the OCI Parties on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the OCI Parties shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses and applicable structuring and advisory fees) received by the Partnership, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the OCI Parties on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The OCI Parties and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 8(d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8(d), each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the OCI Parties within the meaning of either the Act or the Exchange Act, each officer of the General Partner who shall have signed the Registration Statement and each director of the Partnership shall have the same rights to contribution as the OCI Parties, subject in each case to the applicable terms and conditions of this subsection (d). The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

9.             Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the OCI Parties.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Partnership and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.          Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Partnership prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Partnership’s Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the NASDAQ Stock Market or the NYSE shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the most recent Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto) or (iv) there has occurred any material adverse effect in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Units.

11.          Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the OCI Parties or any of their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the OCI Parties or any of the officers, directors, employees, affiliates, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Units.  The provisions of Section 7 and Section 8 hereof shall survive the termination or cancellation of this Agreement.

12.          Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; and Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; or, if sent to the OCI Parties, will be mailed, delivered or telefaxed to OCI Resource Partners LLC, Five Concourse Parkway, Suite 2500, Atlanta, Georgia 30328, Attention: General Counsel (fax no.: (770) 375-2436).

13.          Patriot Act.  In accordance with the requirements of the USA Patriot Act (Title III of Pub. L, 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their clients, which may include the name and address of their clients, as well as other information that will allow the underwriters to properly identify their clients.

14.          Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, affiliates, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

15.          No Fiduciary Duty. Each of the OCI Parties hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the OCI Parties, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the OCI Parties and (c) the engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the OCI Parties agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the OCI Parties on related or other matters).  Each of the OCI Parties agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any of the OCI Parties in connection with such transaction or the process leading thereto.

16.          Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the OCI Parties and the Underwriters, or any of them, with respect to the subject matter hereof.

17.          Applicable Law.  This Agreement, and any claim, controversy or dispute relating to or arising under this Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

18.          Waiver of Jury Trial. Each of the OCI Parties hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

19.          Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20.          Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

21.          Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.

“Commission” shall mean the U.S. Securities and Exchange Commission.

“Disclosure Package” shall mean, collectively, (i) the Preliminary Prospectus dated September 3, 2013, (ii) the price to the public, the number of Firm Units and the number of Option Units to be included on the cover page of the Prospectus, (iii) the Issuer Free Writing Prospectuses identified in Schedule II hereto and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean 4:07 p.m., Eastern Daylight Time, on September 12, 2013.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in Section 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430A, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430A” and “Rule 433” refer to such rules under the Act.

“Rule 430A Information” shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Testing-the-Waters Communication” shall mean any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communications” shall mean any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the OCI Parties and the several Underwriters.

Very truly yours,

OCI Resources LP

By:	OCI Resource Partners LLC,
its general partner

By:	/s/ Kirk H. Milling
Name:	Kirk H. Milling
Title:	Chief Executive Officer, President and Director

OCI Resource Partners LLC

By:	/s/ Kirk H. Milling
Name:	Kirk H. Milling
Title:	Chief Executive Officer, President and Director

OCI Enterprises Inc.

By:	/s/ Kirk H. Milling
Name:	Kirk H. Milling
Title:	Chief Executive Officer, President and Director

OCI Chemical Corporation

By:	/s/ Kirk H. Milling
Name:	Kirk H. Milling
Title:	Chief Executive Officer, President and Director

[Signature Page to Underwriting Agreement]

OCI Wyoming Holding Co.

By:	/s/ Kirk H. Milling
Name:	Kirk H. Milling
Title:	Chief Executive Officer, President and Director

OCI Wyoming Co.

By:	/s/ Kirk H. Milling
Name:	Kirk H. Milling
Title:	Chief Executive Officer, President and Director

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.
Goldman, Sachs & Co.

By:	Citigroup Global Markets Inc.

By:	/s/ Robert Waldron
Name:	Robert Waldron
Title:	Vice President

By:	Goldman, Sachs & Co.

By:	/s/ Adam T. Greene
Goldman, Sachs & Co.

For themselves and the other several Underwriters named in Schedule I to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriters	Number of Firm Units to be Purchased
Citigroup Global Markets Inc.	2,000,000
Goldman, Sachs & Co.	2,000,000
Barclays Capital Inc.	500,000
Credit Suisse Securities (USA) LLC	500,000
Total	5,000,000

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SCHEDULE II

Issuer Free Writing Prospectuses included in the Disclosure Package:

Issuer Free Writing Prospectus dated September 12, 2013, filed with the Commission pursuant to Rule 433.

Issuer Free Writing Prospectus not included in the Disclosure Package:  Electronic roadshow as made available on http://www.netroadshow.com and http://www.retailroadshow.com.

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SCHEDULE III

Parties to Lock-Up Agreements

Mark Lee

Kirk Milling

Choungho (Charles) Kim

Mike Hohn

Rob Plimmer

William O’Neill, Jr.

Nicole Daniel

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EXHIBIT A

FORM OF LOCK-UP LETTER

September 12, 2013

CITIGROUP GLOBAL MARKETS INC.

GOLDMAN, SACHS & CO.

As Representatives of the several Underwriters

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among OCI Enterprises Inc., OCI Chemical Corporation, OCI Wyoming Holding Co., OCI Wyoming Co., OCI Resource Partners LLC, OCI Resources LP (the “Partnership”) and you, as Representatives (the “Representatives”) of a group of Underwriters named therein, relating to an underwritten public offering of common units representing limited partner interests in the Partnership (“Common Units”).  Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc. and Goldman, Sachs & Co., offer, sell, contract to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of (or enter into any swap or other transaction which is designed to, or would reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Common Units of the Partnership or any securities convertible into, or exercisable or exchangeable for such Common Units, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement (the “Lock-Up Period”) other than Common Units disposed of as bona fide gifts, or by will or intestacy, or as may be required by court order or by action of law, to any member of the immediate family (as defined below) of the undersigned or to a trust the beneficiaries of which are exclusively the

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undersigned or members of the undersigned’s immediate family, or as a bona fide gift or gifts to a charity or educational institution, in each case that is approved in writing by each of Citigroup Global Markets Inc. and Goldman, Sachs & Co. (provided that in the case of any such transfer, the transferee or donee shall execute and deliver a lock-up letter agreement substantially in the form of this Lock-Up Letter Agreement).  For purposes of this paragraph, “immediate family” shall mean a spouse, child, grandchild or other lineal descendant (including by adoption), father, mother, brother or sister of the undersigned.

Notwithstanding the foregoing paragraph, if (i) during the last 17 days of the Lock-Up Period, the Partnership issues an earnings release or announces material news or a material event relating to the Partnership occurs; or (ii) prior to the expiration of the Lock-up Period, the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in the preceding paragraph shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless each of Citigroup Global Markets Inc. and Goldman, Sachs & Co. waives, in writing, such extension.  The undersigned hereby acknowledges that the Partnership has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

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EXHIBIT B

FORM OF OPINION OF DECHERT LLP

1.             Each of the OCI Entities has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as applicable, in good standing under the laws of the State of Delaware, with all requisite corporate, limited partnership or limited liability company power and authority, as applicable, to (A) own its properties and conduct its business, in each case as described in the Registration Statement, the Disclosure Package and the Prospectus, (B) execute and deliver the Transaction Documents to which it is a party, and (C) consummate the transactions contemplated by the Transaction Documents, including the issuance and sale of the Offered Units.  Each of the OCI Entities is qualified to transact business as a foreign corporation, limited partnership or limited liability company, as the case may be, in good standing in each jurisdiction set forth opposite its name on Annex A hereto.

2.             The General Partner has full limited liability company power and authority to act as general partner of the Partnership as described in the Registration Statement, the Disclosure Package and the Prospectus.

3.             OCI Enterprises owns all of the issued and outstanding capital stock of OCI Chemical; the capital stock of OCI Chemical has been duly authorized and validly issued in accordance with the OCI Chemical Organizational Documents and is fully paid and nonassessable; and, to our knowledge, OCI Enterprises owns such capital stock of OCI Chemical free and clear of all liens, encumbrances, security interests, charges or other claims (“Liens”) except as described in the Registration Statement, the Disclosure Package and the Prospectus.

4.             OCI Chemical owns all of the issued and outstanding capital stock of OCI Holding and Wyoming Co.; the capital stock of each of OCI Holding and Wyoming Co. has been duly authorized and validly issued in accordance with its respective Organizational Documents and is fully paid and nonassessable; and, to our knowledge, OCI Chemical owns such capital stock of OCI Holding and Wyoming Co. free and clear of all Liens except as described in the Registration Statement, the Disclosure Package and the Prospectus.

5.             OCI Holding owns all of the issued and outstanding limited liability company interests of the General Partner; such limited liability company interests have been duly authorized and validly issued in accordance with the GP LLC Agreement, and are fully paid (to the extent required by the GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by Sections 18-303, 18-607 and 18-804 of the Delaware LLC Act); and, to our knowledge, OCI Holding owns such limited liability company interests free and clear of all Liens, except for restrictions on transferability contained in the GP LLC Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

6.             The General Partner is the sole general partner of the Partnership with the general partner interest in the Partnership, after giving effect to the issuance of all of the Option Units and the additional General Partner Units issued to the General Partner to maintain its 2.0% general partner interest in connection therewith, as set forth in the Registration Statement, the Disclosure Package and the Prospectus in the column “OCI Resources Pro Forma” under the caption “Capitalization”; the General Partner Units, representing such general partner interest, after giving effect to the issuance of all of the Option Units and the additional General Partner Units issued to the General Partner to maintain its 2.0% general partner interest in connection therewith, have been duly authorized and validly issued in accordance with the Partnership Agreement; and, to our knowledge, the General Partner owns such General Partner Units free and clear of all Liens, except for restrictions on transferability contained in the LP Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

7.             OCI Holding owns the Sponsor Units and the General Partner owns the Incentive Distribution Rights, in each case, to our knowledge, free and clear of all Liens, except for restrictions on transferability contained in the LP Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus; all of such Sponsor Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the LP Agreement, and are fully paid (to the extent required under the LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act);

8.             The Partnership’s general partner interest and limited partner interest in OCI Wyoming have been duly authorized and validly issued in accordance with the OCI Wyoming LP Agreement, and such limited partner interest is fully paid (to the extent required under the OCI Wyoming LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and, to our knowledge, the Partnership owns such general partner interest and limited partner interest, in each case free and clear of all Liens, except for restrictions on transferability contained in the OCI Wyoming LP Agreement or as described in the Registration Statement, the Disclosure Package and the Prospectus.

9.             The Offered Units have been duly authorized for issuance and sale to the Underwriters pursuant to the Underwriting Agreement.  The Offered Units, when issued and delivered against receipt by the Partnership of payment therefor in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid (to the extent required under the LP Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act) and are free and clear of statutory or, to our knowledge, contractual preemptive rights, rights of first refusal or other similar rights.  None of the Offered Units was issued in violation of statutory preemptive or other similar rights of any unitholder of the Partnership or of any such rights under the Partnership Organizational Documents or, to our knowledge, contractual preemptive or other similar rights of any unitholder of the Partnership.

10.          On the date hereof, after giving effect to the issuance of all of the Option Units and the additional General Partner Units issued to the General Partner to maintain its 2.0% general partner interest in connection therewith, the issued and outstanding partnership interests of the Partnership are as set forth in the Registration Statement, the Disclosure Package and the Prospectus in the column “OCI Resources Pro Forma” under the caption “Capitalization.”

11.          Each of the Transaction Documents and the Organizational Agreements has been duly authorized, executed and delivered by and constitutes a valid and legally binding obligation of each of the OCI Entities that is a party thereto, and, other than the Underwriting Agreement, is enforceable against each of the OCI Entities that is a party thereto in accordance with its terms, subject to the Enforceability Exception.

12.          The execution and delivery of the Transaction Documents by each of the OCI Entities that is a party thereto, the consummation of the transactions contemplated by the Transaction Documents and the performance by the OCI Entities of their respective obligations thereunder (other than its obligations under the indemnification and contribution provisions, as to which we express no opinion) will not result, whether with or without the giving of notice or lapse of time or both, in (i) a violation or breach of, or conflict with, the Certificate of Incorporation or Bylaws of OCI Enterprises, OCI Chemical, OCI Holding or Wyoming Co., the partnership agreement of the Partnership or OCI Wyoming, or the limited liability company agreement of the General Partner, as the case may be, (ii) a violation or breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under), the credit agreement dated as of July 18, 2013 by and among the OCI Chemical, as borrower, Bank of America, N.A., as administrative agent, swing line lender and L/C issuer, and the other lenders party thereto, or any of the agreements or documents set forth in Item 16 under the caption “Exhibits and Financial Statement Schedule” of the Registration Statement to which any of the OCI Entities is a party or result in the imposition of any lien, charge or encumbrance upon any property or asset of the Company or the Subsidiaries or (iii) a violation or breach of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of New York or U.S. federal law, in each case, as applicable to such OCI Entity, or any order, judgment, decree or injunction known to us of any U.S. federal, Delaware or New York governmental agency, body or court having jurisdiction over such OCI Entity except, in the case of clauses (ii) and (iii), such as would not, individually or in the aggregate, materially and adversely affect the ability of such OCI Entity to perform its obligations under the Transaction Documents to which it is a party.

13.          No consent, approval, authorization or order of, license, registration, qualification, decree of or filing with any U.S. federal, Delaware or New York governmental agency or body or any U.S. federal, Delaware or New York court, under the DGCL, under the Delaware LLC Act or under the Delaware LP Act, as applicable, is necessary or required to be obtained or made by any of the OCI Entities for the due authorization, execution and delivery of the Transaction Documents by each of the OCI Entities that is a party thereto, the consummation of the transactions contemplated by the Transaction Documents, including the issuance and sale of the Offered Units pursuant to the Underwriting Agreement, and the performance by the applicable OCI Entities of their respective obligations thereunder (other than obligations under the indemnification and contribution provisions, as to which we express no opinion), except (i) such as have been obtained or made prior to the date hereof, (ii) such as may be required under state securities or “blue sky” laws (as to which we express no opinion) and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”) (as to which we express no opinion), (iii) the Securities Act and (iv) where the failure to obtain and make such consent would not, individually or in the aggregate, materially and adversely affect the ability of the OCI Entities to perform their respective obligations under the Transaction Documents.

14.          The statements in (A) the Registration Statement, the Disclosure Package and the Prospectus under the captions “Summary—The Offering,” “How We Make Distributions to Our

Partners,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources—Debt,” “Description of the Common Units,” “Cash Distribution Policy and Restrictions on Distributions,” “Business—Environmental Matters,” “Business—Mining and Workplace Safety,” “Certain Relationships and Related Party Transactions,” “Conflicts of Interest and Contractual Duties,” “The Partnership Agreement,” and “Investment in OCI Resources LP by Employee Benefit Plans and IRAs” and (B) the Registration Statement in Item 14 under the caption “Indemnification of officers and members of our board of directors” and in Item 15 under the caption “Recent sales of unregistered Units,” in each case insofar as such statements constitute summaries of the legal matters, documents, proceedings, provisions of the certificate of incorporation or bylaws, limited liability company agreement or partnership agreement, of the OCI Entities, as applicable, or legal conclusions referred to in such caption or item, taken as a whole under each such caption or item, are correct in all material respects.  The Common Units conform as to legal matters in all material respects to the description thereof contained in the Registration Statement, Disclosure Package and Prospectus under the caption “Description of the Common Units.”

15.          The statements in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Material U.S. Federal Income Tax Consequences,” insofar as such statements purport to summarize U.S. federal income tax laws referred to therein, are correct in all material respects.

16.          The opinion of Dechert LLP that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Underwriters may rely upon such opinion as if it were addressed to them.

17.          Each of the Partnership Entities is not, and immediately after giving effect to the application of the net proceeds from the issuance and sale by the Partnership of the Offered Units as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

In addition, such counsel shall make statements to the following effect:

In the course of preparation by the Partnership of the Registration Statement, the Disclosure Package and the Prospectus, we participated in conferences with officers and other representatives of the OCI Parties, representatives of the independent public accountants and the independent mining and geological consulting firm for the Partnership, representatives of the Underwriters and representatives of counsel for the Underwriters at which the contents of the Registration Statement, the Disclosure Package and the Prospectus and related matters were discussed.  The purpose of our professional engagement was not to establish or confirm factual matters set forth in the Registration Statement, the Disclosure Package and the Prospectus, and we have not undertaken any obligation to verify independently any of those factual matters.  Moreover, many of the determinations required to be made in the preparation of the Registration Statement, the Disclosure Package and the Prospectus involve determinations of a non-legal nature.  Accordingly, we are not passing upon and assume no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the

Disclosure Package or the Prospectus (except to the extent expressly set forth in the numbered paragraphs 14 and 15 of our opinion letter to you of even date herewith).

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, each of the Registration Statement, the Preliminary Prospectus and the Prospectus (it being understood in each case that we express no belief with respect to the financial statements, schedules or other financial information or reserve information, or statistical data derived therefrom, included in or omitted from any of the foregoing) appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder.

Subject to the limitations set forth in the second preceding paragraph, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that have caused us to believe that (i) the Registration Statement (other than information permitted to be excluded at the time of effectiveness pursuant to Rule 430A under the Securities Act), as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Disclosure Package, as of 4:07 p.m. Eastern Daylight Time, on  September 12, 2013 (which you have advised us is a time prior to the time of first sale of the Offered Units) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and (iii) the Prospectus, as of its date and the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that in each case we express no belief with respect to the financial statements, schedules or other financial information or reserve information, or statistical data derived therefrom, included in or omitted from any of the foregoing).

ANNEX A

Name	Foreign Jurisdiction

OCI Enterprises Inc.	Georgia

OCI Chemical Corporation	Alabama, Georgia, New York, Ohio, Oregon, Utah, Wyoming

OCI Wyoming Holding Co.	None

OCI Wyoming Co.	Wyoming

OCI Resource Partners LLC	None

OCI Resources LP	None

OCI Wyoming, L.P.	Wyoming

EXHIBIT C

FORM OF OPINION OF HOLLAND & HART LLP

No consent, approval, authorization, order or validation of, or filing, recording, qualification or registration with, any executive, legislative, judicial or regulatory authority pursuant to the Applicable Laws of the State of Wyoming is required to be obtained or made in connection with the Transactions, including the issuance and sale of the Offered Units pursuant to the Underwriting Agreement, except (i) such as have been obtained or made prior to the date hereof, or (ii) such as may be required under State securities or “blue sky” laws (as to which we express no opinion).

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